                                                                   EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of Hearst-Argyle Television, Inc. and Pulitzer Publishing Company on Form S-4 of our reports dated February 6, 1998 (July 17, 1998 as to paragraphs 1, 2, 3 and 5 of Note 2 and paragraphs 3 through 7 of Note 13; November 25, 1998 as to paragraph 4 of Note 2; and December 11, 1998 as to
Note 17), appearing in the Current Report on Form 8-K, filed on January 22, 1999, of Pulitzer Publishing Company and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of Hearst-Argyle Television, Inc. and Pulitzer Publishing Company on Form S-4 of our report dated July 17, 1998 (November 25, 1998 as to paragraph 3 of Note 1) related to Pulitzer Broadcasting Company and Subsidiaries appearing in the Current Report on Form 8-K, filed on January 22, 1999, of Pulitzer Publishing Company and the Current Report on Form 8-K dated December 16, 1998, as amended of Hearst-Argyle Television, Inc. and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Saint Louis, Missouri
February 11, 1999